Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2006 (except for Note 10, as to which the date is March 29, 2006), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-132987) and related Prospectus of Omniture, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
Salt Lake City, Utah
May 5, 2006